Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement, dated as of May 12, 2021 (the “Agreement”) is made by and among Theralink Technologies, Inc., a corporation duly organized and validly existing under the laws of Nevada (together with its Subsidiaries, the “Company”), Ashton Capital Corporation and any other party who may sign a Secured Party signature page attached hereto (each, a “Secured Party”, and collectively, the “Secured Parties”), and Ashton Capital Corporation, as agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”).

WHEREAS, pursuant to a securities purchase agreement, dated the date hereof, by and among the Company and the Purchasers signatories thereto (the “Purchase Agreement”), the Company contemplates issuing convertible secured promissory notes, in substantially the form attached hereto as Exhibit A (the “Notes”) to Ashton Capital Corporation as part of the transactions contemplated by the Purchase Agreement, and all of such Notes issued pursuant to the Purchase Agreement will be secured by first priority security interests in certain of the assets of the Company.

NOW THEREFORE, in order to induce the Secured Parties to enter into the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a continuing security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Notes or the Purchase Agreement, as applicable. In addition, as used herein:

“Agent” shall mean Ashton Capital Corporation and its successors who succeed to its duties hereunder as agent for the Secured Parties, with respect to the rights of the Secured Parties hereunder and under the other Collateral Documents.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 3 of the Notes.

“Excluded Collateral” shall mean the assets listed on Annex 2 hereto.

“Secured Obligations” shall mean, collectively, the principal of and interest on the Notes issued or issuable (as applicable) by the Company and held by the applicable Secured Party, and all other amounts from time to time owing to such Secured Parties by the Company under this Agreement, the Purchase Agreement and the Notes.

“Secured Parties” shall have the meaning defined in the preamble to this Agreement, provided that all of such parties have purchased Notes, or other securities contemplated in the Purchase Agreement or other agreements which have been accepted and countersigned by the Company; provided, that such term also shall include, as to the benefits, rights and obligations herein, the successors and assigns of any Secured Party.

“Subsidiary” or “Subsidiaries” of the Company shall mean any entity whose equity interests are owned entirely by the Company.

“Transaction Agreements” shall mean this Agreement, the Purchase Agreement, the Notes and all ancillary documents referred to in those agreements, and each of those agreements as may be amended.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Florida from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s and the Secured Parties’ lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Florida, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to each of the Secured Parties that the Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time, except for Permitted Liens and the pledge and security interest in favor of each of the Secured Parties created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby acknowledges, agrees and confirms that (i) Agent, on behalf of the Secured Parties as hereinafter provided, shall continue to have a security interest in and lien upon and, (ii) to the extent not otherwise previously granted to Agent, Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent, on behalf of the Secured Parties as hereinafter provided, a first priority security interest in and lien upon all of the Company’s laboratory equipment set forth on Annex 2, except for the Excluded Collateral (all of the foregoing except the Excluded Collateral being collectively referred to herein as “Collateral”).

Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Secured Parties as follows:

4.01 Delivery and Other Perfection. The Company shall:

a.	give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Agent) to create, preserve, maintain, perfect or validate any security interest previously granted or granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, upon the occurrence and continuance of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee;

b.	keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

c.	permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require.

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4.02 Other Financing Statements and Liens. Except with respect to liens in connection with any Senior Indebtedness or as otherwise permitted under the Notes or the Purchase Agreement, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Secured Parties.

4.03 Events of Default, etc. Upon the occurrence and during the continuation of an Event of Default, the Agent may, and at the request of the Secured Parties (acting together) shall, exercise any or all of the following rights and remedies:

a.	require the Company to (and, upon such request, the Company shall) assemble and make available to the Agent the Collateral and all books and records relating thereto at such place or places, reasonably requested by the Agent, whether at the Company’s premises or elsewhere;

b.	the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

c.	the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.	the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Agent may, upon ten (10) days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

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The proceeds of each collection, sale or other disposition under this Section 4.03, shall be applied in accordance with Section 4.06 hereof.

4.04 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.03 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.05 Removals, etc. Without at least thirty (30) days’ prior written notice to the Agent or unless otherwise required by law, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Collateral to be located anywhere other than at one of the locations identified in Annex 3 hereto or in transit from one of such locations to another; or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

4.06 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Secured Parties; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

4.07 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Parties shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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4.08 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file such financing statements and other documents in such offices as may be necessary (including any such offices as the Agent may request) to perfect or maintain the security interests granted by Section 3 of this Agreement; and without limiting the Company’s obligations with respect to perfection of the security interests, the Company hereby authorizes the Agent to file all such financing statements and other documents (and ratifies any previously filed financing statements and other documents filed by the Agent on behalf of the Secured Parties) on behalf of the Secured Parties.

4.09 Termination. When all Secured Obligations shall have been paid in full under each of the Notes, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.03(a)(1) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company, at the Company’s expense, to effect the termination and release of the liens on the Collateral.

4.10 Expenses. The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof. Each Secured Party agrees to advance to the Agent his/her/it’s pro rata share of any funds requested by the Agent to carry out the intent and purposes of this Agreement according to each Secured Party’s pro rata share of the total aggregate principal amount outstanding under the Notes at the time such request for advance is made. Any such advances will be refunded to the Secured Parties to the extent the Company reimburses the Agent for its expenses or the Agent makes recoveries from the disposition of the Company’s assets, in each case, similarly in such Secured Party’s pro rata share.

4.11 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

4.12 Subordination. The Secured Parties agree that all payments on account of the Secured Obligations shall be subordinated and subject in right of payment, to the extent and manner set forth herein, to the prior payment in full in cash or cash equivalents of any existing or future Senior Indebtedness of the Company. “Senior Indebtedness” shall mean any (i) indebtedness, liabilities and other obligations of the Company or with respect to which the Company is a guarantor, to banks, insurance companies or other lending or thrift institutions regularly engaged in the business of lending money, whether or not secured, (ii) indebtedness, liabilities and other obligations of the Company under any line of credit or revolving credit facility and (iii) any deferrals, renewals or extensions or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness. Upon request from the Company, each Secured Party will agree to execute and deliver a subordination agreement and/or an intercreditor agreement, in a form reasonably acceptable to any banks, insurance companies or other lending or thrift institutions holding Senior Indebtedness, subordinating the Secured Party’s interests in the Collateral to the interests of any banks, insurance companies or other lending or thrift institutions holding Senior Indebtedness. Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement which creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company or in the event the Notes shall be due and payable (including upon maturity), (i) no amount shall be paid by the Company, whether in cash or property in respect of the principal of or interest on the Notes at the time outstanding, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Secured Parties which shall assert any right to receive any payments in respect of the principal of and interest on the Notes except subject to the payment in full all of the Senior Indebtedness then outstanding. If an event of default has occurred with respect to any Senior Indebtedness, permitting the holder thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on the Notes and no action shall be taken with respect to the Collateral

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Section 5. The Agent

5.01 Appointment of Agent. Each Secured Party agrees to appoint Ashton Capital Corporation as its Agent for purposes of this Agreement. Each of Secured Party hereby authorizes the Agent to take such action and to exercise such powers hereunder as provided herein or therein or as requested to or consented by the Secured Parties (acting together), together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, the Agent will not take any action contrary to the express written instructions of the Secured Parties (acting together) and will take any lawful action prescribed in express written instructions of the Secured Parties (acting together). The provisions of this Section 5 are solely for the benefit of the Agent and the Secured Parties, and the Borrower shall have no rights as a third party beneficiary of any such provisions. The Agent may decline to take any action except upon the express written instructions of the Secured Parties (acting together) and the Agent may request a written ratification by the Secured Parties (acting together) of any action taken by it under this Agreement, which ratification shall not be unreasonably withheld, conditioned or delayed. The Agent shall not be obligated to take any action, or engage in any course of conduct, if the Secured Parties are not in agreement as to such action or course of conduct. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.02 Powers and Duties. Subject to and upon the other terms and conditions contained herein that limit the obligations or duties of the Agent, the duties and obligations of the Agent under this Agreement shall be those of a “collateral agent” and shall consist of and be limited to: (i) acquiring, holding and enforcing the security interest granted by the Company in the Collateral; (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (iii) exercising (or refraining from exercising) any rights, remedies or powers of the Agent under this Agreement, or under applicable law in respect of all or any portion of the Collateral, (iv) making any demands or giving any notices hereunder, and (v) effecting amendments to or granting waivers or consents hereunder (as approved by the Secured Parties).

5.03 Resignation and Removal. The Agent shall be entitled to resign at any time upon written notice to the Secured Parties. Except as provided above, upon any such resignation, the Secured Parties shall have the right to appoint a successor Agent by the vote of the Secured Parties holding a majority of the outstanding principal amounts of the Secured Obligations secured by a pledge of the Collateral. If no successor Agent shall have been so appointed by such Secured Parties, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Secured Parties, appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or the Agent’s resignation hereunder as the Agent, the provisions of Sections 5.01 through 5.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

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5.04 Indemnity of Agent. Each of the Secured Parties severally agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its total aggregate principal amount outstanding under its Notes at the time of the event that gave rise to such reimbursement or indemnity claim by the Agent under this Section 5.04 (or, if indemnification is sought after the date upon which all the Secured Obligations shall have been paid in full, ratably in accordance with the total aggregate principal amount outstanding under its Notes immediately prior to such date), from and against any and all claims, actions, judgments, damages, losses, liabilities, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with the foregoing; provided that no Secured Party shall be liable for the payment of any claims, actions, judgments, damages, losses, liabilities, costs and expenses or disbursements that are found by a court of competent jurisdiction to have resulted from the Agent’s gross negligence, bad faith or willful misconduct or as a result of the Agent’s breach of its obligations hereunder.

5.05 Compensation of Agent. The Agent shall not be entitled to any compensation for its duties as Agent unless all of the Secured Parties have consented to such compensation.

5.06 Right to Realize on Collateral. Anything contained in any of the Transaction Agreements to the contrary notwithstanding, the Borrower, the Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Transaction Agreements may be exercised solely by the Agent, for the benefit of the Secured Parties in accordance with the terms hereof and thereof.

Section 6. Miscellaneous.

6.01 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado.

6.03 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be for (i) the Company at 15000 W. 6th Ave., #400, Golden, CO 80401, Telephone: 888-585-4923, (ii) the Agent at 1201 Monster Road SW, Suite 350, Renton, WA 98057, and (iii) for each Secured Party as provided on the signature page hereto. Any party hereto may from time to time change its address or facsimile number for notices under this Section by written notice to the other parties.

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6.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent. Any such amendment or waiver shall be binding upon each of the Secured Parties and the Company.

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Secured Parties (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent (acting on the approval of each of the Secured Parties).

6.06 Counterparts; Additional Secured Parties. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. In the event additional Secured Parties become holders of the Notes, such Secured Parties will become a party to this Agreement by signing a counterpart to this Agreement in a form reasonably acceptable to the Agent, all of which together shall be considered one and the same instrument. The Company shall provide a copy of each counterpart to this Agreement executed by a Secured Party to the Agent.

6.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.08 Entire Agreement. This Agreement (together which each Annex hereto) and the other Transaction Agreements contains the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and their resulting obligations to each other, as herein described; and it amends, restates and supersedes all prior agreements and understandings between the parties to this Agreement relating to the subject matter hereof. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be so bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Agreement, at any time, shall be deemed to be a waiver of any other provision of this Agreement at such time, or shall be deemed to be a valid waiver of such provision at any other time.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

The “Company”:		The “Agent”:

THERALINK TECHNOLOGIES, inc		Ashton Capital Corporation

By:	/s/ Mick Ruxin	By:	/s/ Yvonne Fors
Name:	Mick Ruxin	Name:	Yvonne Fors
Title:	Chief Executive Officer	Title:	VP of Finance

SECURITY AGREEMENT

SECURED PARTY SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Secured Party agrees to the terms and conditions of the above Security Agreement and hereby agrees that the execution of this Secured Party Signature Page is intended and shall be deemed to constitute the execution of such Security Agreement by the undersigned.

Ashton Capital Corporation

By:	/s/ Yvonne Fors
Name:	Yvonne Fors
Title:	VP of Finance

Address for Notices:

1201 Monster Road SW Suite 350

Renton, WA 98057

Phone: 206-575-8436